EXHIBIT 32.1

               CERTIFICATES OF CHIEF EXECUTIVE OFFICER PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003 (18 U.S.C. 1350)

     Solely for the purposes of complying with 18 U.S.C. ss. 1350, I, the undersigned Chief Executive Officer of Sew Cal Logo, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarter ended February 28, 2005 (the "Report"):

     1. Fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934: and

     2. That information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Richard Songer
-----------------------------------
    Richard Songer
    Chief Executive Officer
    April 14, 2005